Exhibit 99.1
ADM Reports Third Quarter Earnings per Share of $1.52,
$1.63 on an Adjusted Basis

•Net earnings of $0.8 billion, adjusted net earnings of $0.9 billion
•Trailing four-quarter average adjusted ROIC of 13.2%

CHICAGO, October 24, 2023—ADM (NYSE: ADM) today reported financial results for the quarter ended September 30, 2023.

“ADM again delivered a strong quarter in increasingly dynamic market conditions as we continued to adjust our business model to meet the evolving needs of our customers. Through targeted investments in innovation and a focus on efficiencies that align to our customers’ goals, we are strengthening critical partnerships and expanding our new profit opportunities to deliver additional shareholder value,” said Chair of the Board and CEO Juan Luciano.

“Ag Services & Oilseeds delivered another solid quarter, leveraging the strength of our Brazilian export capabilities, extending regenerative agriculture partnerships, and commissioning our Spiritwood production facility to serve growing demand for renewable green diesel. Carbohydrate Solutions drove strong results through excellent execution in favorable ethanol, starches and sweeteners margin environments, while extending customer wins in BioSolutions and formally advancing the Broadwing Energy project for lower carbon intensity power generation in Decatur. Within Nutrition, the outstanding growth of Flavors continues to outpace the market, and Health & Wellness is developing the next generation of evidence-based solutions, while we address pockets of softness in other areas of the portfolio. With strong performance to date in 2023 and a constructive expectation for the remainder of the year, we are again raising our full-year earnings outlook.”

                                                            1

Third Quarter 2023 Highlights

(Amounts in millions except per share amounts)	2023	2022
Earnings per share (as reported)	$1.52	$1.83
Adjusted earnings per share[1]	$1.63	$1.86

Segment operating profit	$1,421	$1,559
Adjusted segment operating profit (loss)[1]	$1,492	$1,579
Ag Services and Oilseeds	848	1,075
Carbohydrate Solutions	460	309
Nutrition	138	177
Other Business	46	18

•Q3 2023 EPS as reported of $1.52 includes a $0.10 per share net charge related to impairments and restructuring, net of a contingency loss reversal and a $0.01 per share charge related to acquisition expenses. Adjusted EPS, which excludes these items, was $1.63.1

1 Non-GAAP financial measures; see pages 5, 10, 11 and 12 for explanations and reconciliations, including after-tax amounts.

Quarterly Results of Operations

Ag Services & Oilseeds results were lower than the third quarter of 2022.

•Ag Services results were lower than the strong third quarter of 2022. South American origination results were higher year-over-year, as the team delivered significantly higher volumes and margins on strong export demand. Results for North American origination were lower year-over-year, driven by the shift of exports to South America. Effective risk management and higher volumes and margins in Global Trade led to strong results, however, lower year-over-year. The current quarter also included a $48 million insurance settlement related to damages from Hurricane Ida.

•Crushing results were much lower than the prior-year’s record third quarter. Global soy crush margins remained robust, but lower than the very strong levels of a year ago. In EMEA, we continued to optimize our flex capacity to higher margin softseeds, in line with market opportunities. In the quarter, there were large net positive mark-to-market timing effects, which were lower than the net positive impacts in the prior year quarter.

•Refined Products and Other results were higher than the prior-year period. EMEA results were higher year-over-year as strong export demand for biodiesel and domestic demand for food oil supported higher margins. In the quarter, there were large net positive mark-to-market timing effects which are expected to reverse as contracts execute in future periods.

•Equity earnings from Wilmar were significantly lower versus the third quarter of 2022.

                                                            2

Carbohydrate Solutions delivered an outstanding third quarter, significantly higher than last year.

•The Starches and Sweeteners subsegment results, including ethanol production from our wet mills, were higher year-over-year on a healthy demand environment during the quarter. North American starches and sweeteners delivered higher margins on similar volumes versus the prior year and capitalized on a strong ethanol backdrop. The global wheat milling business posted higher margins on similar volumes, supported by steady customer demand.

•Vantage Corn Processors results were significantly higher year-over-year on robust demand and margins for ethanol.

Nutrition results were significantly lower year-over-year.

•Human Nutrition results were much lower than the third quarter of 2022. Flavors results were substantially higher than the prior year, driven by pricing actions in EMEA and strong win rates in North America. Specialty Ingredients results were much lower year-over-year due to continued lower market demand for plant-based proteins in meat alternatives, inventory adjustments, and unplanned down time resulting from the recent Decatur incident. In Health & Wellness, a favorable impact related to the revised commercial agreement with Spiber, as well as stronger probiotics sales, led to higher results versus the prior year.

•Animal Nutrition results were lower compared to the same quarter last year due to lower contributions from amino acids and persistent demand fulfillment challenges in Pet Solutions, partially offset by cost optimization actions and improving volumes.

Other Business results were significantly higher than the prior-year quarter due to improved ADM Investor Services earnings on higher net interest income. Captive insurance results were slightly lower on higher claim settlements partially offset by premiums from new programs.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $1.4 billion for the quarter includes net charges of $69 million ($0.10 per share) related to impairments and restructuring, net of a contingent loss reversal, and a loss of $2 million ($0.00 per share) related to the sale of certain assets.
In Corporate results, net interest expense for the quarter increased year-over-year primarily on higher short-term interest rates. Unallocated corporate costs increased versus the prior year on higher global technology spend to support our digital transformation efforts. Other Corporate was favorable versus the prior year primarily due to foreign currency hedges.

Note: Additional Facts and Explanations
Additional facts and explanations about results and industry environment can be found at the end of the ADM Q3 Earnings Presentation at www.adm.com/webcast.

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Conference Call Information
ADM will host a webcast on October 24, 2023, at 8 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of our comments and materials in this presentation constitute forward-looking statements that reflect management’s current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. These statements and materials are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements as a result of new information or future events.

About ADM
ADM unlocks the power of nature to enrich the quality of life. We’re a premier global human and animal nutrition company, delivering solutions today with an eye to the future. We’re blazing new trails in health and well-being as our scientists develop groundbreaking products to support healthier living. We’re a cutting-edge innovator leading the way to a new future of plant-based consumer and industrial solutions to replace petroleum-based products. We’re an unmatched agricultural supply chain manager and processor, providing food security by connecting local needs with global capabilities. And we’re a leader in sustainability, scaling across entire value chains to help decarbonize our industry and safeguard our planet. From the seed of the idea to the outcome of the solution, we give customers an edge in solving the nutritional and sustainability challenges of today and tomorrow. Learn more at www.adm.com.

Media Relations	Investor Relations
Jackie Anderson	Megan Britt
312-634-8484	872-257-8378

Financial Tables Follow

Source: Corporate Release
Source: ADM
                                                            4

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended			Nine months ended
	September 30			September 30
(In millions)	2023	2022	Change	2023	2022	Change

Segment Operating Profit	$1,421	$1,559	$(138)	$4,665	$4,938	$(273)
Specified items:
(Gain) loss on sales of assets	2	(29)	31	(10)	(30)	20
Impairment and restructuring charges and settlement contingencies	69	49	20	190	76	114
Adjusted Segment Operating Profit	$1,492	$1,579	$(87)	$4,845	$4,984	$(139)

Ag Services and Oilseeds	$848	$1,075	$(227)	$3,112	$3,202	$(90)
Ag Services	226	292	(66)	954	957	(3)
Crushing	250	346	(96)	900	1,242	(342)
Refined Products and Other	337	295	42	1,026	623	403
Wilmar	35	142	(107)	232	380	(148)

Carbohydrate Solutions	$460	$309	$151	$1,036	$1,099	$(63)
Starches and Sweeteners	395	327	68	987	1,036	(49)
Vantage Corn Processors	65	(18)	83	49	63	(14)

Nutrition	$138	$177	$(39)	$468	$605	$(137)
Human Nutrition	118	146	(28)	440	470	(30)
Animal Nutrition	20	31	(11)	28	135	(107)

Other Business	$46	$18	$28	$229	$78	$151

Segment Operating Profit	$1,421	$1,559	$(138)	$4,665	$4,938	$(273)

Corporate Results	$(390)	$(329)	$(61)	$(1,105)	$(918)	$(187)

Interest expense - net	(98)	(76)	(22)	(326)	(239)	(87)
Unallocated corporate costs	(298)	(251)	(47)	(808)	(727)	(81)
Other	11	(10)	21	34	39	(5)
Specified items:
Expenses related to acquisitions	(3)	—	(3)	(6)	(2)	(4)
Gain on debt conversion option	—	8	(8)	6	12	(6)
Loss on sale of assets	—	—	—	—	(3)	3
Restructuring (charges) adjustment	(2)	—	(2)	(5)	2	(7)
Earnings Before Income Taxes	$1,031	$1,230	$(199)	$3,560	$4,020	$(460)

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.
                                                            5

Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Nine months ended
	September 30		September 30
	2023	2022	2023	2022
	(in millions, except per share amounts)

Revenues	$21,695	$24,683	$70,957	$75,617
Cost of products sold (1)	19,885	22,872	65,184	69,809
Gross profit	1,810	1,811	5,773	5,808
Selling, general, and administrative expenses (2)	815	818	2,537	2,461
Asset impairment, exit, and restructuring costs (3)	79	28	146	30
Equity in (earnings) losses of unconsolidated affiliates	(83)	(210)	(408)	(606)
Interest and investment income	(152)	(85)	(428)	(176)
Interest expense (4)	155	97	482	262
Other (income) expense - net (5)	(35)	(67)	(116)	(183)
Earnings before income taxes	1,031	1,230	3,560	4,020
Income tax expense (benefit) (6)	207	193	636	679
Net earnings including noncontrolling interests	824	1,037	2,924	3,341

Less: Net earnings (losses) attributable to noncontrolling interests	3	6	6	20
Net earnings attributable to ADM	$821	$1,031	$2,918	$3,321

Diluted earnings per common share	$1.52	$1.83	$5.35	$5.87

Average diluted shares outstanding	540	563	546	566

(1) Includes a net reversal of charges related to inventory writedowns of $5 million and a contingency loss provision of $62 million related to import duties in the current YTD. Includes charges related to inventory writedowns of $11 million and $36 million in the prior-year quarter and YTD, respectively, partially offset by an insurance settlement of $2 million in the prior-year YTD.

(2) Includes acquisition-related expenses of $3 million and $6 million in the current quarter and YTD, respectively, and a contingency loss adjustment of $8 million in the current quarter and YTD. Includes a contingency/settlement of $10 million in the prior-year quarter and YTD. Also includes acquisition-related expenses of $2 million in the prior-year YTD.

(3) Includes charges related to the impairment of certain assets and restructuring.
(4) Includes gains related to the mark-to-market adjustment of the conversion option of the exchangeable bond issued in August 2020 of $6 million in the current YTD and $8 million and $12 million in the prior-year quarter and YTD, respectively.

(5) Includes net (gains) losses related to the sale of certain assets of $2 million and $(10) million in the current quarter and YTD, respectively, and ($29) million and (27) million in the prior-year quarter and YTD, respectively.

(6) Includes the tax expense (benefit) impact of the above specified items and tax discrete items totaling $(17) million and $(38) million in the current quarter and YTD, respectively, and $5 million and ($6) million in the prior-year quarter and YTD, respectively.

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Summary of Financial Condition
(unaudited)

	September 30, 2023	September 30, 2022
	(in millions)
Net Investment In
Cash and cash equivalents	$1,498	$1,099
Operating working capital	11,036	11,603
Property, plant, and equipment	10,218	9,605
Investments in affiliates	5,469	5,429
Goodwill and other intangibles	6,392	6,364
Other non-current assets	2,492	2,337
	$37,105	$36,437
Financed By
Short-term debt	$116	$181
Long-term debt, including current maturities	8,225	8,559
Deferred liabilities	3,183	3,378
Temporary equity	316	290
Shareholders’ equity	25,265	24,029
	$37,105	$36,437

                                                            7

Summary of Cash Flows
(unaudited)

	Nine months ended
	September 30
	2023	2022
	(in millions)
Operating Activities
Net earnings	$2,924	$3,341
Depreciation and amortization	782	774
Asset impairment charges	120	20
(Gains) losses on sales/revaluation of assets	(33)	(77)
Other - net	11	599
Other changes in operating assets and liabilities	(1,913)	(1,309)
Total Operating Activities	1,891	3,348

Investing Activities
Purchases of property, plant and equipment	(1,055)	(841)
Net assets of businesses acquired	(11)	—
Proceeds from sale of business/assets	21	51
Investments in affiliates	(8)	(60)
Other investing activities	(8)	(98)
Total Investing Activities	(1,061)	(948)

Financing Activities
Long-term debt borrowings	500	752
Long-term debt payments	(963)	(482)
Net borrowings (payments) under lines of credit	(379)	(751)
Share repurchases	(1,118)	(1,200)
Cash dividends	(738)	(677)
Other	(102)	(6)
Total Financing Activities	(2,800)	(2,364)
Effect of exchange rate on cash, cash equivalents, restricted cash, and restricted cash equivalents	(22)	—
Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(1,992)	36
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	7,033	7,454
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$5,041	$7,490

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Segment Operating Analysis
(unaudited)

	Quarter ended		Nine months ended
	September 30		September 30
	2023	2022	2023	2022
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	8,648	7,688	26,058	24,387
Corn	4,507	4,381	13,349	13,969
Total processed volumes	13,155	12,069	39,407	38,356

	Quarter ended		Nine months ended
	September 30		September 30
	2023	2022	2023	2022
	(in millions)
Revenues
Ag Services and Oilseeds	$16,479	$19,141	$54,902	$58,823
Carbohydrate Solutions	3,325	3,581	10,243	10,698
Nutrition	1,784	1,864	5,490	5,791
Other Business	107	97	322	305
Total revenues	$21,695	$24,683	$70,957	$75,617

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Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended September 30				Nine months ended September 30
	2023		2022		2023		2022
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$821	$1.52	$1,031	$1.83	$2,918	$5.35	$3,321	$5.87
Adjustments:
Loss (gain) on sales of assets and businesses (a)	2	—	(22)	(0.04)	(7)	(0.02)	(20)	(0.04)
Impairment and restructuring charges and settlement contingencies (b)	54	0.10	40	0.07	152	0.28	60	0.10
Expenses related to acquisitions (c)	3	0.01	—	—	5	0.01	1	—
Gain on debt conversion option (d)	—	—	(8)	(0.01)	(6)	(0.01)	(12)	(0.02)
Tax adjustment (e)	—	—	7	0.01	3	0.01	2	—
Sub-total adjustments	59	0.11	17	0.03	147	0.27	31	0.04
Adjusted net earnings and adjusted EPS	$880	$1.63	$1,048	$1.86	$3,065	$5.62	$3,352	$5.91

(a)Current quarter and YTD loss (gain) of $2 million and $(10) million pretax ($2 million and $(7) million after tax), respectively, was related to the sale of certain assets, tax effected using the applicable tax rate. Prior-year quarter and YTD gains of $29 million and $27 million pretax ($22 million and $20 million after tax), respectively was related to the sale of certain assets, tax effected using the Company’s U.S. income tax rate.
(b)Current quarter and YTD charges of $79 million and $141 million pretax ($60 million and $111 million after tax), respectively, were related to the impairment of certain assets and restructuring. Also included is a contingency loss reversal of $8 million pretax ($6 million after tax) in the current quarter and YTD and a contingency provision related to import duties of $62 million pretax ($47 million after tax) in the current YTD, tax effected using the applicable tax rates. Prior-year quarter and YTD charges of $49 million and $74 million pretax ($40 million and $60 million after tax), respectively, were related to the impairment of certain assets, restructuring charges, and a contingency/settlement, tax effected using the applicable tax rates. Prior-year YTD charges were also partially offset by an insurance settlement, tax effected using the applicable tax rate.
(c)Current quarter and YTD expenses of $3 million and $6 million pretax ($3 million and $5 million after tax), respectively, were related to certain acquisitions, tax effected using the Company’s U.S. income tax rate. Prior-year YTD expenses of $2 million pretax ($1 million after tax) were related to the Deerland and Sojaprotein acquisitions, tax effected using the applicable tax rates.
(d)Current YTD gain on debt conversion option of $6 million pretax ($6 million after tax) and prior-year quarter and YTD gain on debt conversion of $8 million and $12 million pretax ($8 million and $12 million after tax), respectively, was related to the mark-to-market adjustment of the conversion option of the exchangeable bonds issued in August 2020, tax effected using the applicable tax rate.
(e)Tax expense adjustment due to certain discrete items totaling $3 million in the current YTD and $7 million and $2 million in the prior-year quarter and YTD, respectively.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.
                                                            10

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sep. 30, 2023	Sep. 30, 2023

Net earnings attributable to ADM	$1,019	$1,170	$927	$821	$3,937
Adjustments:
Interest expense	134	100	124	97	455
Other adjustments	62	(12)	130	76	256
Total adjustments	196	88	254	173	711
Tax on adjustments	(47)	(26)	(52)	(40)	(165)
Net adjustments	149	62	202	133	546
Total Adjusted ROIC Earnings	$1,168	$1,232	$1,129	$954	$4,483

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sep. 30, 2023	Quarter Average

Equity (1)	$24,284	$24,860	$24,939	$25,228	$24,828
+ Interest-bearing liabilities (2)	9,187	10,512	8,675	8,346	9,180
Other adjustments	47	(14)	108	59	50
Total Adjusted Invested Capital	$33,518	$35,358	$33,722	$33,633	$34,058

Adjusted Return on Invested Capital					13.2%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense on borrowings, and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after-tax effect of specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

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Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended September 30, 2023.

					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sep. 30, 2023	Sep. 30, 2023
			(in millions)
Earnings before income taxes	$1,213	$1,397	$1,132	$1,031	$4,773
Interest expense	134	100	124	97	455
Depreciation and amortization	254	259	262	261	1,036
(Gain) loss on sales of assets and businesses	(17)	(1)	(11)	2	(27)
Impairment and restructuring charges and settlement contingencies	74	7	117	71	269
Railroad maintenance expense	26	—	2	26	54
Expenses related to acquisitions	—	—	3	3	6
Adjusted EBITDA	$1,684	$1,762	$1,629	$1,491	$6,566

					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023	Sep. 30, 2023	Sep. 30, 2023
			(in millions)
Ag Services and Oilseeds	$1,271	$1,300	$1,143	$937	$4,651
Carbohydrate Solutions	338	352	381	538	1,609
Nutrition	196	210	253	205	864
Other Business	124	97	84	44	349
Corporate	(245)	(197)	(232)	(233)	(907)
Adjusted EBITDA	$1,684	$1,762	$1,629	$1,491	$6,566

Adjusted EBITDA is defined as earnings before taxes, interest on borrowings, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense on borrowings and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.

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